Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Kathleen Waugh Toys “R” Us, Inc. 646-366-8823 973-617-5888 waughk@toysrus.com

CLAIRE BABROWSKI NAMED EXECUTIVE VICE PRESIDENT, CHIEF

OPERATING OFFICER FOR TOYS “R” US, INC.

World’s Largest Toy and Baby Products Specialty Retailer Continues to Build and

Strengthen Leadership Team As It Positions the Company for Future Growth

WAYNE, NJ (June 1, 2007) – Today, Toys “R” Us, Inc. announced the appointment of Claire Babrowski to the newly created role of Executive Vice President, Chief Operating Officer for Toys “R” Us, Inc. A highly respected and talented executive, Ms. Babrowski previously served in top management positions at RadioShack Corporation and McDonald’s Corporation where she gained extensive experience driving global operations strategies and managing successful business development teams.

In her new role at Toys “R” Us, Inc., Ms. Babrowski will provide leadership for the company’s worldwide logistics and information technology functions. She will also oversee all of the company’s global franchise operations and will have responsibility for the growth of the company’s owned operations and equity positions in the Pacific arena. Ms. Babrowski will serve as a member of the company’s Executive Committee and will report to Jerry Storch, Chairman and Chief Executive Officer, Toys “R” Us, Inc. Her appointment is effective today.

Mr. Storch said, “Claire is a decisive leader with the proven ability to develop and execute strategies for improving business performance across diverse geographic locations. Her success in building results-focused teams with clear operational accountabilities will be key to leveraging our worldwide strength and capabilities. We are extremely excited to have Claire join our leadership team as we continue to recruit exceptional talent to help shape the future of our global enterprise.”

Ms. Babrowski, 48, most recently served as acting CEO, President and Chief Operating Officer of RadioShack Corporation. Prior to joining RadioShack, Ms. Babrowski had a 30-year career at McDonald’s Corporation where she began as a part-time employee and eventually became Senior Executive Vice President and Chief Restaurant Operations Officer with responsibility for its worldwide operations. Ms. Babrowski holds a Masters in Business Administration from the University of North Carolina and serves on the board of Delhaize Group.

About Toys “R” Us, Inc.

Toys “R” Us is the world’s leading specialty toy retailer. Currently it sells merchandise through more than 1,500 stores, including 586 stores in the U.S. and 688 international toy stores, which includes licensed and franchise stores, and through its Internet site at www.Toysrus.com. Babies “R” Us is the largest baby product specialty store chain in the world and a leader in the juvenile industry, and sells merchandise through 254 stores in the U.S. as well as on the Internet at www.Babiesrus.com.

This press release contains “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties, and other factors, including, among others, risks, uncertainties and factors set forth in our reports and documents filed with the United States Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

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